Exhibit 5.1

ROPES & GRAY LLP PRUDENTIAL TOWER 800 BOYLSTON STREET BOSTON, MA 02199-3600 WWW.ROPESGRAY.COM

[●], 2019
CHP Merger Corp.
25 Deforest Avenue, Suite 108
Summit, NJ 07901

Ladies and Gentlemen:

We have acted as special counsel to CHP Merger Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (333-[●]) (as amended through the date hereof, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 28,750,000 units of the Company, including the underwriters’ over-allotment option to purchase an additional 3,750,000 units (collectively, the “Units”), with each Unit consisting of one share of Class A common stock, par value $0.0001 per share (the “Common Stock”), of the Company and [●] of one warrant of the Company to purchase one share of Common Stock (the “Warrants”).

In rendering the opinions stated herein, we have reviewed the following:

(a)          the form of Underwriting Agreement proposed to be entered into by and between the Company and J.P. Morgan Securities LLC, Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Units (the “Underwriting Agreement”), filed as Exhibit 1.1 to the Registration Statement;

(b)          the Amended and Restated Certificate of Incorporation of the Company in the form filed as Exhibit 3.2 to the Registration Statement and to be filed with the Secretary of State of the State of Delaware prior to the sale of any Shares (the “New Charter”);

(c)          the Amended and Restated Bylaws of the Company (the “Bylaws”);

(d)          the form of Unit certificate, filed as Exhibit 4.1 to the Registration Statement;

(e)          the form of Common Stock certificate, filed as Exhibit 4.2 to the Registration Statement;

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(f)          the form of Warrant certificate, filed as Exhibit 4.3 to the Registration Statement;

(g)          the form of Warrant Agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agreement”), filed as Exhibit 4.4 to the Registration Statement;

(h)          the minutes and records of the corporate proceedings of the Company with respect to the issuance of the Units; and

(i)          the Registration Statement and the exhibits thereto.

In connection with this opinion letter, we have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein.  In conducting such investigation, we have relied, as to questions of fact, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

The opinions expressed below are limited to the laws of the State of New York and the Delaware General Corporation Law.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations set forth below, we are of the opinion that:

1.          When the Units are delivered to the Underwriters against payment of the agreed upon consideration therefor in accordance with the terms of the Underwriting Agreement, each Unit will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2.          The shares of Common Stock included in the Units will be validly issued, fully paid and nonassessable when, as and if (i) the Units are delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, (ii) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act and (iii) a prospectus with respect to the Common Stock shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Securities Act.

3.          When the Units are delivered to the Underwriters against payment of the agreed upon consideration therefor in accordance with the Underwriting Agreement, each Warrant included in such Units will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

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Our opinions set forth above are subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the rights and remedies of creditors generally, (ii) general principles of equity, (iii) an implied covenant of good faith and fair dealing and (iv) public policy considerations which may limit the rights of parties to obtain certain remedies.  Our opinions are also subject to the qualification that the enforceability of provisions in the Warrant Agreement providing for indemnification or contribution, broadly worded waivers, waivers of rights to damages or defenses, waivers of unknown or future claims, and waivers of statutory, regulatory or constitutional rights may be limited on public policy or statutory grounds.

We do not find it necessary for the purposes of this opinion, and accordingly do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Units and the Warrants and shares of Common Stock included in the Units.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption “Legal Matters.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Ropes & Gray LLP